Exhibit 99.1

FOR IMMEDIATE RELEASE:	October 29, 2008

CONTACT:	Craig Wanichek
Director of Investor Relations
Monaco Coach Corporation
(541) 681-8029
craig.wanichek@monacocoach.com

Monaco Coach Corporation Reports Third Quarter Results

COBURG, OREGON – October 29, 2008 – Monaco Coach Corporation (NYSE: MNC), one of the nation’s leading manufacturers of recreational vehicles, today reported results for the third quarter ended September 27, 2008 and provided an update on its credit facilities.  Monaco Coach Corporation reported it is in the final stages of concluding its new loan agreements to replace its existing credit facility.  The Company believes the agreements will be concluded by the end of the week.

“Together our new loans would provide us the flexibility and liquidity to continue executing our operational restructuring as we move through and beyond this cycle,” said Kay Toolson, Chairman and CEO of Monaco Coach Corporation.

Third Quarter Results
Third quarter 2008 revenues were $166.3 million, compared to $322.4 million in revenues for the third quarter of 2007.  The operating loss of $90.6 million for the third quarter included restructuring and impairment charges of $68.5 million. These results compare to operating income of $6.5 million for the third quarter of 2007.  Net loss for the third quarter of 2008 was $71.8 million, or a loss of $2.40 per share, compared to net income of $3.7 million and earnings of $0.12 per share for the third quarter a year ago.

For the nine months ended September 27, 2008, revenues were $620.5 million, compared to $980.0 million for the first three quarters of 2007.  The Company reported a net loss of $89.9 million for the first nine months of 2008, compared to net income of $9.6 million for the same period in 2007.  Net loss per share for the first nine months of 2008 was $3.01, compared to earnings per share of $0.32 for the same period last year.

“Our results clearly reflect the continuation of extremely difficult market conditions, which became even more challenging in the third quarter,” said Toolson.  “Lack of consumer confidence and tight consumer lending trends have impacted retail sales, which has dealers looking to reduce their inventories.”

“We anticipated the second half of 2008 would be challenging, and as difficult as the decision was to make, we believe that significantly reducing our manufacturing capacity has helped position the Company to return to break-even during the first half of 2009.  Our much smaller manufacturing footprint allows for better results at significantly lower production volumes.  In addition, we’ve reduced the complexity of our manufacturing operations by building all diesel motorhomes in Oregon and moving all gas motorhome manufacturing to Warsaw, Indiana.  We’ve also been able to keep our core labor force intact in our remaining locations, which will allow us to continue to improve the quality of our products. However, we remain prepared to take additional steps as necessary if market conditions deteriorate further.”

Gross profit for the third quarter of 2008 was 0.5% of sales or $782,000 compared to 11.2% of sales or $36.2 million in the third quarter of 2007. Gross profit was negatively impacted by high levels of wholesale discounting, resulting from competition for shelf space on dealer lots.  Wholesale discounting above historical levels approached $8.0 to $9.0 million in the third quarter of 2008.  In addition, gross margins were negatively impacted by inefficiencies in production operations as the Company completed the closure and relocation of its Wakarusa, Indiana motorized facility to its Coburg, Oregon campus.  The Company believes that the consolidation will result in on-going savings of $5.0 to $7.0 million per quarter related to indirect plant manufacturing costs beginning in the fourth quarter of 2008, and continuing into 2009.

Selling, general, and administrative expenses (SG&A) for the third quarter of 2008 were $22.9 million or 13.8% of sales, compared to $29.7 million, or 9.2% of sales, in the third quarter of 2007.  Reductions in SG&A dollars were the result of lower sales volumes as well as Company initiatives to reduce wages and salaries, advertising costs, information system expenses, and other miscellaneous general expenses.  In addition, the Company experienced some cost savings as a result of plant consolidations.  Ongoing SG&A savings related to plant consolidations are expected to approach $3.0 to $4.0 million per quarter.

In connection with operating losses in the business segments as well as the relocation of the Indiana motorized operations, the Company reviewed and adjusted goodwill carrying values and the carrying values of certain other long-lived assets, and took necessary charges for costs associated with the closure and relocation of operations.  These related costs have been included in the results of operations and total $68.5 million.  Goodwill valuation was calculated in accordance with Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets”.  Based on the Company’s assessment, it was determined that all goodwill associated with our motorized segment was impaired resulting in a charge of $47.0 million.  Due to our plant closures and the weak real estate market, asset impairment charges of $16.4 million were calculated using appraisals and fair market analysis in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Additionally, in accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” the Company recorded $5.1 million in restructuring costs associated with the closure of its Indiana motorized facility.

Motorized Recreational Vehicle Segment
The Company reported motorized sales of $128.5 million in the third quarter of 2008, compared to $258.0 million in the third quarter of 2007.  Wholesale demand, particularly for our diesel-motorized units, was a direct result of weak retail sales activity and dealers seeking to reduce their inventories.

As reported by Statistical Surveys, Inc., Class A motorhome retail sales year-to-date were down 40.1% for the industry through August.  Monaco Coach Corporation experienced a 7.0% increase in Class A motorhome market share year-to-date through August 2008.

“Product enhancements throughout the line-up over the past several months have resulted in market share gains this year, notably in the lower end of the motorhome market,” said John Nepute, President of Monaco Coach Corporation.  “Our unmatched support of retail customers will continue to attract existing and new customers to our brands while also helping to build our market share.”

Unit sales of the Motorized RV Segment for the third quarter of 2008 totaled 813, down from 1,470 units for the prior year period.  Class A diesel units shipped for the quarter were 459 versus 1,080, Class A gas units shipped were 212 versus 230, and Class C units shipped were 142 versus 160.   As reported by the Recreation Vehicle Industry Association, wholesale shipments of Class A motorhomes declined 48.8% through September 2008, compared to the same period in 2007.

Towable Recreational Vehicle Segment
The Company reported towable sales of $37.1 million for the third quarter of 2008, compared to sales of $64.2 million for the third quarter of 2007.  Statistical Surveys showed a year-to-date industry decrease of 20.2% for travel trailer and fifth-wheel retail registrations through August 2008. The Company reported a 14.1% decline in its towable retail segment market share for the same period.

“We continue to have success in the lightweight, lower cost segment of the market in both wholesale and retail activity, and have successfully introduced new models in this price segment of the travel trailer market,” said Nepute.

Gross margin for the third quarter of 2008 for the Towable RV Segment was $647,000, compared to $6.7 million, for the third quarter of 2007.  Operating loss was $4.4 million, compared to operating income of $871,000 for the third quarter of 2007.

For the third quarter of 2008, towable unit sales, including specialty trailers, were 2,469 units, down from 3,940 units for the same period a year ago.  Wholesale shipments according to the Recreation Vehicle Industry Association declined 20.6% through September 2008, compared to the first nine months of 2007.

Motorhome Resorts Segment
Resort sales for the third quarter of 2008 were $657,000 up from $219,000 in the third quarter of 2007.  Currently, 47 lots are available in Indio, California and Las Vegas, Nevada.  The first phase of the Bay Harbor, Michigan resort has been completed and there are currently 73 lots available for sale.  Operating loss for the segment was $1.4 million compared to an operating loss of $1.2 million for the same period last year.

The Company’s new resort location in Naples, Florida area is currently under development and new lots at this resort are expected to be available for sale in the fourth quarter of 2008.

Conference Call to be Held
Monaco Coach Corporation will conduct a conference call in conjunction with this news release at 2:00 p.m. Eastern Time, Wednesday, October 29, 2008. Members of the news media, investors, and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company's website at www.monaco-online.com.  The event will be archived and available for replay for the next 90 days.

About Monaco Coach Corporation
Monaco Coach Corporation, a leading national manufacturer of motorized and towable recreational vehicles, is ranked as the number one producer of diesel-powered motorhomes. Dedicated to quality and service, Monaco Coach is a leader in innovative RVs designed to meet the needs of a broad range of customers with varied interests and offers products that appeal to RVers across generations.

Headquartered in Coburg, Oregon, with manufacturing facilities in Indiana, the Company offers a variety of RVs, from entry-level priced towables to custom-made luxury models under the Monaco, Holiday Rambler, Safari, Beaver, McKenzie, and RVision brand names. The Company maintains RV service centers in Harrisburg, Oregon and Wildwood, Florida and operates motorhome-only resorts in California, Florida, Nevada and Michigan.

Monaco Coach Corporation trades on the New York Stock Exchange under the symbol “MNC,” and the Company is included in the S&P Small-Cap 600 stock index. For additional information about Monaco Coach Corporation, please visit www.monaco-online.com or www.trail-lite.com.

The statements above regarding (i) the anticipated closing and funding of the new credit facilities, (ii) the sufficiency of the new credit facilities to meet the Company’s future capital needs, (iii)  our belief that our plant consolidations have helped to position the Company to return to profitability in the first half of 2009, (iv) our projected ongoing savings in manufacturing costs and SG&A expenses from these consolidations, (v) our ability to increase motorized and towables market share and (vi) the availability for sale of lots at our Naples, Florida resort  in the fourth quarter of 2008 are forward-looking statements subject to various risks and uncertainties that could cause actual results to differ materially from these statements.  These risks and uncertainties include our ability to conclude new, definitive credit agreements, the fact that we are in violation of certain covenants under our existing credit agreement and, if we are unable to conclude the new credit agreements, we would have to seek a further waiver from our existing lenders, which may or may not be granted, further declines in the wholesale and retail markets for recreational vehicles, consumers’ preference for certain models and resort lots including competitors’ offerings, the failure to generate the anticipated cash flow and improved operating results from our production realignment, a further decline in consumer confidence, an increase in interest rates and credit standards affecting retail and wholesale financing and an increase in the price or availability of fuel. Please refer to the Company’s SEC reports for additional risks and uncertainties, including but not limited to the most recent Form 10-Q, the annual report on Form 10-K for 2007, and the 2007 Annual Report to Shareholders for additional factors. These filings can be accessed over the Internet at http://www.sec.gov or http://www.monaco-online.com.

(Tables to Follow)

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars, except share and per share data)

	December 29,	September 27,
	2007	2008
		(unaudited)
ASSETS
Current assets:
Cash	$6,282	$2,999
Trade receivables, net	88,170	45,284
Inventories, net	158,236	134,886
Resort lot inventory	8,838	30,373
Prepaid expenses	5,142	5,023
Income taxes receivable	0	5,958
Debt issuance costs, net	0	781
Deferred income taxes	37,608	29,596
Total current assets	304,276	254,900

Property, plant, and equipment, net	144,291	118,237
Land held for development	24,321	16,300
Investment in joint venture	4,059	3,885
Deferred income taxes	0	9,436
Debt issuance costs, net	498	0
Goodwill	86,323	39,357

Total assets	$563,768	$442,115

LIABILITIES
Current liabilities:
Book overdraft	$1,601	$0
Current portion of long-term debt	5,714	24,785
Line of credit	0	49,915
Income taxes payable	3,726	0
Accounts payable	82,833	56,337
Product liability reserve	14,625	14,902
Product warranty reserve	35,171	29,134
Accrued expenses and other liabilities	48,609	33,216
Total current liabilities	192,279	208,289

Long-term debt, less current portion	23,357	0
Deferred income taxes	21,506	0
Deferred revenue	683	533
Total liabilities	237,825	208,822

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 1,934,783 shares authorized, no shares outstanding
Common stock, $.01 par value; 50,000,000 shares authorized, 29,989,534 and
29,939,313 issued and outstanding, respectively	300	299
Additional paid-in capital	69,514	72,448
Retained earnings	256,129	160,546
Total stockholders’ equity	325,943	233,293

Total liabilities and stockholders’ equity	$563,768	$442,115

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited: in thousands of dollars, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 29,	September 27,	September 29,	September 27,
	2007	2008	2007	2008

Net sales	$322,422	$166,267	$979,985	$620,530
Cost of sales	286,243	165,485	871,212	594,769
Gross profit	36,179	782	108,773	25,761

Selling, general, and administrative expenses	29,661	22,870	89,885	73,763
Impairment of goodwill	0	46,966	0	46,966
Restructuring and impairment charges	0	21,531	0	23,497
Operating income (loss)	6,518	(90,585)	18,888	(118,465)

Other income (loss), net	290	(27)	783	559
Interest expense	(829)	(1,155)	(2,743)	(2,804)
Loss from investment in joint venture	(290)	(720)	(1,267)	(173)
Income (loss) before income taxes	5,689	(92,487)	15,661	(120,883)

Provision for (benefit from) income taxes	2,008	(20,734)	6,017	(30,973)
Net income (loss)	$3,681	$(71,753)	$9,644	$(89,910)

Earnings (loss) per common share:
Basic	$0.12	$(2.40)	$0.32	$(3.01)
Diluted	$0.12	$(2.40)	$0.32	$(3.01)

Weighted-average common shares outstanding:
Basic	29,963,223	29,916,424	29,913,118	29,824,560
Diluted	30,363,621	29,916,424	30,380,470	29,824,560

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited: in thousands of dollars)

	Nine Months Ended
	September 29,	September 27,
	2007	2008
Increase (Decrease) in Cash:

Cash flows from operating activities:
Net income (loss)	$9,644	$(89,910)
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Loss on sale of assets	289	84
Depreciation and amortization	10,613	10,327
Deferred income taxes	(285)	(22,930)
Stock-based compensation expense	3,247	3,513
Net loss from joint venture	1,267	173
Impairment of goodwill	0	46,966
Restructuring and impairment charges	0	19,203
Changes in working capital accounts:
Trade receivables, net	1,982	42,886
Inventories	3,718	23,350
Resort lot inventory	(400)	(10,677)
Prepaid expenses	504	119
Income taxes payable (receivable)	9,120	(9,684)
Land held for development	(8,022)	(2,836)
Accounts payable	22,837	(26,496)
Product liability reserve	(138)	277
Product warranty reserve	2,868	(6,037)
Accrued expenses and other liabilities	4,643	(16,198)
Deferred revenue	(150)	(150)
Discontinued operations	(18)	0
Net cash provided by (used in) operating activities	61,719	(38,020)

Cash flows from investing activities:
Additions to property, plant, and equipment	(4,194)	(2,527)
Investment in joint venture	(366)	0
Proceeds from sale of assets	64	84
Net cash used in investing activities	(4,496)	(2,443)

Cash flows from financing activities:
Book overdraft	(16,626)	(1,601)
Advance (payments) on lines of credit, net	(2,036)	49,915
Payments on long-term notes payable	(4,285)	(4,286)
Debt issuance costs	(257)	(649)
Dividends paid	(5,395)	(3,599)
Issuance of common stock	1,429	917
Repurchase of common stock	0	(2,829)
Tax effect of stock-based award activity	194	(352)
Stock-based awards withheld for taxes	0	(336)
Net cash (used in) provided by financing activities	(26,976)	37,180

Net change in cash	30,247	(3,283)
Cash at beginning of period	4,984	6,282

Cash at end of period	$35,231	$2,999

Monaco Coach Corporation
Segment Reporting
(Unaudited: in thousands of dollars, except average gross wholesale price)

Results of Consolidated Operations
	Quarter		Quarter		Nine Months		Nine Months
	Ended		Ended		Ended		Ended
	September 29,	% of	September 27,	% of	September 29,	% of	September 27,	% of
	2007	Sales	2008	Sales	2007	Sales	2008	Sales
Net sales	$322,422	100.00%	$166,267	100.00%	$979,985	100.00%	$620,530	100.00%
Cost of sales	286,243	88.78%	165,485	99.53%	871,212	88.90%	594,769	95.85%
Gross profit	36,179	11.22%	782	0.47%	108,773	11.10%	25,761	4.15%

Selling, general and
administrative expenses	29,661	9.20%	22,870	13.75%	89,885	9.17%	73,763	11.89%
Impairment of goodwill	-	0.00%	46,966	28.25%	-	0.00%	46,966	7.57%
Restructuring and impairment charges	-	0.00%	21,531	12.95%	-	0.00%	23,497	3.79%

Operating income (loss)	6,518	2.02%	(90,585)	-54.48%	18,888	1.93%	(118,465)	-19.09%

Other income and interest expense	829	0.26%	1,902	1.14%	3,227	0.33%	2,418	0.39%
Income (loss) before income taxes	5,689	1.76%	(92,487)	-55.63%	15,661	1.60%	(120,883)	-19.48%

Income tax provision (benefit)	2,008	0.62%	(20,734)	-12.47%	6,017	0.61%	(30,973)	-4.99%

Net income (loss)	$3,681	1.14%	$(71,753)	-43.16%	$9,644	0.98%	$(89,910)	-14.49%

Depreciation & amortization	$3,545		$3,418		$10,613		$10,327
Capital expenditures	$1,525		$976		$4,194		$2,527
Raw materials inventory					$64,167		$72,366
WIP inventory					$57,876		$19,795
Finished goods inventory					$26,050		$42,725

Total capital expenditures for 2008 are expected to be approximately $5 million.
Tax rate for 2008 is expected to be between 25% and 27%.

Motorized Recreational Vehicle Segment
	Quarter		Quarter		Nine Months		Nine Months
	Ended		Ended		Ended		Ended
	September 29,	% of	September 27,	% of	September 29,	% of	September 27,	% of
	2007	Sales	2008	Sales	2007	Sales	2008	Sales
Net sales	$257,982	100.00%	$128,504	100.00%	$754,192	100.00%	$471,811	100.00%
Cost of sales	228,565	88.60%	128,614	100.09%	672,029	89.11%	454,439	96.32%
Gross profit	29,417	11.40%	(110)	-0.09%	82,163	10.89%	17,372	3.68%

Selling, general and administrative
expenses and corporate overhead	22,570	8.75%	16,147	12.57%	65,760	8.72%	52,262	11.08%
Impairment of goodwill	-	0.00%	46,966	36.55%	-	0.00%	46,966	9.95%
Restructuring and impairment charges	-	0.00%	21,531	16.76%	-	0.00%	21,531	4.56%
Operating income (loss)	$6,847	2.65%	$(84,754)	-65.95%	$16,403	2.17%	$(103,387)	-21.91%

Units Sold
Class A Diesel	1,080		459		3,288		1,767
Class A Gas	230		212		667		705
Class C	160		142		493		461
Total	1,470		813		4,448		2,933

Average Gross Wholesale Price
Class A Diesel	$209		$229		$203		$220
Class A Gas	$82		$88		$79		$85
Class C	$55		$67		$54		$61

Internal Retail Registrations
Class A Diesel	1,087		612		3,500		2,104
Class A Gas	238		200		767		705
Class C	157		94		352		339
Total	1,482		906		4,619		3,148

Additional Information*
Backlog units							163
Backlog value							$29,414
Dealer inventory (units)							3,221
Number of production lines							3
Capacity utilization							44%
Number of independent distribution points **							321

* As of 9/27/2008
** Includes Canadian Dealers

Towable Recreational Vehicle Segment
	Quarter		Quarter		Nine Months		Nine Months
	Ended		Ended		Ended		Ended
	September 29,	% of	September 27,	% of	September 29,	% of	September 27,	% of
	2007	Sales	2008	Sales	2007	Sales	2008	Sales
Net sales	$64,221	100.00%	$37,106	100.00%	$214,669	100.00%	$145,374	100.00%
Cost of sales	57,531	89.58%	36,459	98.26%	194,970	90.82%	138,592	95.33%
Gross profit	6,690	10.42%	647	1.74%	19,699	9.18%	6,782	4.67%

Selling, general and administrative
expenses and corporate overhead	5,819	9.06%	5,065	13.65%	18,053	8.41%	17,416	11.98%
Impairment charges	-	0.00%	-	0.00%	-	0.00%	1,966	1.35%
Operating income (loss)	$871	1.36%	$(4,418)	-11.91%	$1,646	0.77%	$(12,600)	-8.67%

Units Sold
Travel trailer and fifth-wheel	2,880		1,684		10,046		7,023
Specialty trailer	1,060		785		3,393		3,034
Total	3,940		2,469		13,439		10,057

Average Gross Wholesale Price
Travel trailer and fifth-wheel	$20		$20		$20		$19
Specialty trailer	$11		$9		$10		$10

Additional Information: Travel Trailer and Fifth-wheel*
Backlog units travel trailers and fifth-wheels							654
Backlog value							$11,704
Number of production lines							5
Capacity utilization							33%
Number of independent distribution points							540

* As of 9/27/2008

Motorhome Resorts Segment
	Quarter		Quarter		Nine Months		Nine Months
	Ended		Ended		Ended		Ended
	September 29,	% of	September 27,	% of	September 29,	% of	September 27,	% of
	2007	Sales	2008	Sales	2007	Sales	2008	Sales
Net sales	$219	100.00%	$657	100.00%	$11,124	100.00%	$3,345	100.00%
Cost of sales	147	67.12%	412	62.71%	4,213	37.87%	1,738	51.96%
Gross profit	72	32.88%	245	37.29%	6,911	62.13%	1,607	48.04%

Selling, general and administrative
expenses and corporate overhead	1,272	580.82%	1,658	252.36%	6,072	54.58%	4,085	122.12%
Operating income (loss)	$(1,200)	-547.95%	$(1,413)	-215.07%	$839	7.54%	$(2,478)	-74.08%

Lots sold in period	1		2		50		14
Unsold developed lots					68		48
Project-to-date lots sold					739		759
Lots with deposits					-		-

Resort Locations:

Las Vegas, NV
Total lots in resort are 407, all of which have been developed.

Indio, CA
Total lots in resort are 400, all of which have been developed.

La Quinta, CA
Total expected lots in resort are 400, timeline to be established.

Naples, FL
Total expected lots in resort are 184, some of which will be available to sell fourth quarter of 2008.

Bay Harbor, MI
Total expected lots in resort are 130, some of which have been developed.